Exhibit 99.1

Limited Brands Announces $1 Per Share Special Dividend and $200 Million Share Repurchase Program

COLUMBUS, Ohio, March 15, 2010 /PRNewswire via COMTEX/ -- As part of its ongoing commitment to return value to shareholders, Limited Brands (NYSE: LTD) announced today that its Board of Directors has declared a special dividend of $1 per share and has authorized a $200 million share repurchase program.

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The special dividend will be paid on April 19, 2010 to shareholders of record at the close of business on April 5, 2010. Share repurchases will be made at the times, in the amounts and in the manner that the Company believes appropriate. The newly authorized $200 million repurchase program includes $31 million remaining under the Company's previous $250 million repurchase program. Over the past 10 years, Limited Brands has returned nearly $10 billion to shareholders through dividends and share repurchases.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, C.O. Bigelow, La Senza, White Barn Candle Co. and Henri Bendel, presently operates 2,970 specialty stores. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release involve risks and uncertainties (including our ability to repurchase shares on terms and in circumstances we believe to be appropriate) and are subject to change based on various important factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," "planned," "potential" and similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release:

•	general economic conditions, consumer confidence and consumer spending patterns;
•	the global economic crisis and its impact on our suppliers, customers and other counterparties;
•	the impact of the global economic crisis on our liquidity and capital resources;
•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;
•	the seasonality of our business;
•	our ability to grow through new store openings and existing store remodels and expansions;
•	our ability to expand into international markets;
•	independent licensees;
•	our direct channel business including our new distribution center;
•	our failure to protect our reputation and our brand images;
•	our failure to protect our trade names and trademarks;
•	market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities or the prospect of these events;
•	stock price volatility;
•	our failure to maintain our credit rating;
•	our ability to service our debt;
•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;
•
consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance our brand image;

•	our ability to retain key personnel;
•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	our reliance on foreign sources of production, including risks related to:
•    political instability;
•    duties, taxes, other charges on imports;
•    legal and regulatory matters;
•    volatility in currency and exchange rates;
•    local business practices and political issues;
•    potential delays or disruptions in shipping and related pricing impacts; and
•    the disruption of imports by labor disputes;
•	the possible inability of our manufacturers to deliver products in a timely manner or meet quality standards;
•	fluctuations in energy costs;
•	increases in the costs of mailing, paper and printing;
•	self-insured risks;
•	our ability to implement and sustain information technology systems;
•	our failure to comply with regulatory requirements; and
•	legal matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in "Item 1A. Risk Factors" in our 2008 Annual Report on Form 10-K.

SOURCE Limited Brands